UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 12, 2013
NORSTRA ENERGY INC.
(Exact name of registrant as specified in its charter)
Nevada	333-181042	27-1833279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2860 Exchange Blvd, Suite 400, Southlake TX		76092
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(888) 474-8077
414 Manor Road, Laredo, Texas 78041
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Item 8.01	Entry into Material Definitive Agreement Other Items

On March 12, 2013 Norstra Energy Inc. (“we”, “us”, “our”) entered into a farmout agreement with Summit West Oil, LLC (the “Farmout Agreement”) for approximately 10,000 acres of oil and gas exploration property in northwest Montana (the “Property”), more fully described in the Farmout Agreement which is attached hereto as Exhibit 10.1 and known as the South Sun River Bakken Prospect. Under the terms of the Farmout Agreement, we are required to carry out the following expenditures in order to earn ownership of the property:

  $60,000 by April 5, 2013 for the acquisition of seismic and other exploration data;
  $140,000 by April 30, 2013 for the reinterpretation of the seismic data as well as delineation and surveying of potential drill locations;
  Drilling of a horizontal well at an estimated expenditure of $5,000,000 by December 31, 2013;
  Drilling of an additional horizontal well at an estimated expenditure of $5,000,000 by June 30, 2013; and
  Drilling of an additional horizontal well at an estimated expenditure of $5,000,000 by December 31, 2014.

Once we complete the above obligations, we will hold a 100% interest in the Property, subject to an underlying 20% burden to Summit West Oil, LLC and the state of Montana.

Additionally, on March 12, 2013, we entered into consulting agreements with Mr. Glen Landry, our President and CEO, and Mr. Dallas Kerkenezov.  Mr. Landry will receive consulting fees of $5,000 per month and shall be issued 1,000,000 shares of our preferred stock, which will be convertible into 10,000,000 shares of our common stock upon achievement of production from a well owned by us in the state of Montana.  Mr. Kerkenezov shall receive $500 a month for performing duties as our CFO.  Both agreements have a term of 12 months and may be terminated by either party by providing 30 days written notice.

Also on March 12, 2013, Mr. Kerkenezov and Ms. Heredia, our former director, cancelled a total of 35,513,100 shares of our common stock held by them.  Mr. Kerkenezov cancelled 27,013,100 and Ms. Heredia cancelled 8,500,000.  These shares were cancelled in order to make our more attractive for financing, given the capital requirements of the South Sun River Bakken Prospect.

Item 9.01              Exhibits

10.1                        Farmout Agreement with Summit West Oil, LLC dated March 12, 2013

10.2                        Consulting Agreement with Glen Landry dated March 12, 2013

10.3                        Consulting Agreement with Dallas Kerkenezov dated March 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORSTRA ENERGY INC.
/s/ Glen Landry
Glen Landry
President, CEO and Director

Date:	March 15, 2013

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